                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE


   CHICAGO RIVET & MACHINE CO. ANNOUNCES THIRD QUARTER RESULTS OF OPERATIONS. Naperville, IL, November 14, 2005. Chicago Rivet & Machine Co. (Amex, symbol:
CVR) today announced results for the third quarter and first nine months of 2005 as summarized below:



                           CHICAGO RIVET & MACHINE CO.
                  SUMMARY OF CONSOLIDATED RESULTS OF OPERATIONS
                FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

                                                 THIRD QUARTER               FIRST NINE MONTHS
                                      --------------------------------   -------------------------------
                                           2005             2004              2005             2004
                                      -------------     ------------     -------------     -------------
Net sales and lease revenue           $  9,718,361      $  9,324,695     $ 29,865,615      $ 29,731,215
Income (loss) before income taxes         (254,780)          916,615         (600,032)        1,947,879
Net income (loss)                         (169,780)          601,615         (399,032)        1,278,879
Net income (loss) per share                   (.17)              .62             (.41)             1.32
Average shares outstanding                 966,132           966,132          966,132           966,132

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                     (All figures subject to year-end audit)

Contacts:
             Kimberly A. Kirhofer or John C. Osterman
             Chicago Rivet & Machine Co.
             (630) 357-8500